Exhibit 10.1

FORM OF

TENDER AND SUPPORT AGREEMENT

THIS TENDER AND SUPPORT AGREEMENT (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms herewith, this “Agreement”) is entered into as of January 13, 2020, by and among Cott Corporation, a corporation organized under the laws of Canada (“Parent”), Fore Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), and [        ] (“Stockholder”).

RECITALS

A.    Stockholder is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of certain shares of Company Common Stock.

B.    Parent, Purchaser and the Company have entered into that certain Agreement and Plan of Merger of even date herewith (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms therewith, the “Merger Agreement”) which provides, among other things, for Purchaser to commence the Offer for all of the Shares and, following the consummation of the Offer, the consummation of the Merger, in each case, upon the terms and subject to the conditions set forth in the Merger Agreement.

C.    As a condition to the willingness of Parent and Purchaser to enter into the Merger Agreement and as an inducement in consideration therefor, Stockholder has agreed to enter into this Agreement and tender and vote Stockholder’s Subject Securities (as defined below) as described herein.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION	1. CERTAIN DEFINITIONS

For purposes of this Agreement:

(a)    Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Merger Agreement.

(b)    “Encumbrance” means any lien, pledge, hypothecation, security interest, option, right of first refusal, proxies, voting trusts or agreements, or other similar encumbrance on the Subject Securities (other than as created by this Agreement or restrictions on transfer under the Securities Act of 1933, as amended).

(c)    “Expiration Date” means the earliest of (i) the date and time upon which the Merger Agreement is terminated in accordance with the terms therewith, (ii) the Effective Time, (iii) the date and time the Merger Agreement is amended in any manner adverse in any material respect to Stockholder (including any reductions in the price payable for the Shares, the form of consideration to be paid by or on behalf of Parent or Purchaser for the Shares or the maximum amounts of Cash Consideration or Stock Consideration that Stockholder is or may be entitled to receive under the Merger Agreement) without Stockholder’s consent, (iv) the termination or withdrawal of the Offer by Parent or Purchaser and (v) the expiration of the Offer without Purchaser having accepted for payment the Shares tendered in the Offer.

(d)    Stockholder is deemed to “Own” or to have acquired “Ownership” of a security if Stockholder: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

(e)    “Subject Securities” mean: (i) all Shares Owned by Stockholder as of the date of this Agreement and (ii) all additional Shares of which Stockholder acquires Ownership during the Support Period.

(f)    “Support Period” means the period commencing on (and including) the date of this Agreement and ending on (and including) the Expiration Date.

(g)    A Person is deemed to have effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent or Purchaser; (ii) enters into an agreement or commitment with respect to the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent or Purchaser; or (iii) reduces such Person’s beneficial ownership of or interest in such security or enters into a derivative arrangement with respect to such security, in any case that could reasonably be expected to have an adverse effect on such Person’s ability to perform its obligations under this Agreement.

SECTION	2. TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

2.1    Restriction on Transfer of Subject Securities. Subject to Section 2.3 below, during the Support Period, Stockholder shall not cause or permit any Transfer of any of the Subject Securities to be effected or agree to Transfer any of the Subject Securities. Without limiting the generality of the foregoing, during the Support Period, Stockholder shall not tender, agree to tender or permit to be tendered any of the Subject Securities in response to or otherwise in connection with any tender or exchange offer other than the Offer.

2.2    Restriction on Transfer of Voting Rights. During the Support Period, Stockholder shall ensure that: (a) none of the Subject Securities is deposited or otherwise transferred into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities other than as set forth in this Agreement.

2.3    Permitted Transfers. Section 2.1 above shall not prohibit or otherwise restrict a Transfer of Subject Securities by Stockholder: (a) if Stockholder is an individual (i) to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, the sole trustees of which are such Stockholder or any member of such Stockholder’s immediate family or (ii) by will or under the laws of intestacy upon the death of Stockholder; (b) if Stockholder is a limited partnership or limited liability company, to a partner or member of Stockholder; (c) if Stockholder is a corporation, to an affiliate under common control with Stockholder; (d) to a charitable organization qualified under Section 501(c)(3) of the Code; or (e) to effect a cashless exercise for the primary purpose of paying the exercise price of Company Options or Company Warrants or to cover tax withholding obligations in connection with the exercise, vesting, conversion, exchange or settlement of any Company Equity Award or Company Warrant; provided, however, that a Transfer referred to in clauses “(a)” through “(d)” of this sentence shall be permitted only if (A) as a precondition to such Transfer, the transferee agrees in a written document, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement and (B) such transfer occurs no later than three (3) Business Days prior to the Expiration Date.

SECTION	3. TENDER OF SUBJECT SECURITIES

3.1    Tender of Subject Securities. Unless this Agreement shall have been terminated in accordance with its terms, Stockholder hereby agrees, subject to Section 3.3, to tender the Subject Securities (collectively, the “Tender Shares”), or cause such Stockholder’s Tender Shares to be tendered, into the Offer no later than the tenth (10th) Business Day after commencement of the Offer, free and clear of all Encumbrances. If Stockholder acquires Tender Shares after the date hereof, unless this Agreement shall have been terminated in accordance with its terms, Stockholder shall tender or cause to be tendered such Tender Shares within two (2) Business Days after acquisition thereof. Unless this Agreement shall have been terminated in accordance with its terms, once any of Stockholder’s Tender Shares are tendered in accordance with the terms hereof, Stockholder will not withdraw the Tender Shares, or cause the Tender Shares to be withdrawn, from the Offer at any time.

3.2    Return of Subject Securities. If (a) the Offer is terminated or withdrawn by Purchaser or (b) this Agreement is terminated prior to the purchase of the Subject Securities in the Offer or is otherwise terminated in accordance with its terms, Parent and Purchaser shall promptly return, and shall cause any depository acting on behalf of Parent and Purchaser to return, all Subject Securities tendered by Stockholder in the Offer to Stockholder.

3.3    No Requirement to Exercise or Purchase. Notwithstanding anything in this Agreement to the contrary, from and after the date hereof, nothing herein shall require Stockholder to exercise or convert any Company Equity Award or Company Warrant or otherwise require Stockholder to purchase or otherwise acquire any Shares, and nothing herein shall prohibit Stockholder from exercising, converting or exchanging any Company Equity Award or Company Warrant or otherwise prevent Stockholder from purchasing or otherwise acquiring any Shares, provided for clarity that any such Shares actually acquired after the date hereof shall be Tender Shares.

SECTION	4. VOTING OF SHARES

4.1    Voting Covenant. Stockholder hereby irrevocably and unconditionally agrees that, during, but only during, the Support Period, at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, upon at least three (3) Business Days’ prior written notice from Parent to Stockholder, Stockholder shall, in each case to the fullest extent that such Stockholder’s Subject Securities are entitled to vote thereon: (a) appear at each such meeting or otherwise cause all such Subject Securities to be counted as present thereat for purposes of determining a quorum; and (b) be present (in person or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) a written consent with respect to, all of its Subject Securities, and unless otherwise directed in writing by Parent:

(a)    in favor of (i) the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption of the Merger Agreement, and (ii) each of the other Transactions;

(b)    against any action or agreement that is primarily intended or would reasonably be expected to (i) result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement or the Stockholder contained in this Agreement or (ii) result in any of the conditions set forth in Article 7 or Annex I of the Merger Agreement not being satisfied on or before the End Date; and

(c)    against the following actions (other than the Merger and the other Transactions): (i) any Acquisition Proposal; (ii) any reorganization, recapitalization or liquidation of the Company or extraordinary corporate transaction, such as a merger, consolidation, or business combination involving the Company; (iii) any change in the Company Board that is not recommended or approved by the Company Board; and (iv) any other action or proposal that would otherwise reasonably be expected to prevent, impede, interfere with or delay the Merger or change the voting rights of any class of shares of the Company.

During the Support Period, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in a manner inconsistent with clauses “(a)”, “(b)” or “(c)” of this Section 4.1.

4.2    Proxy; Further Assurances.

(a)    Solely with respect to the matters expressly set forth in clauses “(a)”, “(b)” or “(c)” of Section 4.1, for so long as this Agreement has not been terminated in accordance with its terms, Stockholder hereby irrevocably appoints Parent as its attorney and proxy with full power of substitution and resubstitution, to the full extent of Stockholder’s voting rights with respect to all Subject Securities (which proxy is irrevocable and which appointment is coupled with an interest, including for purposes of Section 212 of the DGCL) to vote, and to execute written consents with respect to, all Subject Securities solely on the matters expressly set forth in clauses “(a)”, “(b)” or “(c)” of Section 4.1, and in accordance therewith. Stockholder agrees to execute any further agreement or form reasonably necessary or appropriate to confirm and effectuate the grant of the proxy contained in this Section 4.2(a). Such proxy shall automatically terminate upon the termination of this Agreement in accordance with its terms. Parent may terminate this proxy with respect to a Stockholder at any time in its sole discretion by written notice provided to such Stockholder. This proxy is given to secure the obligations of Stockholder under Section 4.1, was given in consideration of and as an additional inducement of Parent and Purchaser to enter into the Merger Agreement, and hereby revokes any proxy previously given by such Stockholder with respect to the Subject Securities.

(b)    Stockholder shall not enter into any tender, voting or other such agreement, or grant a proxy or power of attorney, with respect to any of the Subject Securities that is inconsistent with this Agreement or otherwise take any other action with respect to any of the Subject Securities that would in any material respect restrict, limit or interfere with the performance of any of Stockholder’s obligations hereunder and shall not commence or take any action to join in any class action with respect to, any claim, derivative or otherwise, against Parent, Purchaser, Merger Sub, the Company or any of their respective successors challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement.

SECTION	5. WAIVER OF APPRAISAL RIGHTS

5.1    During the term of this Agreement, Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise or assert, on its own behalf or on behalf of any other holder of Shares, any rights of appraisal, any dissenters’ rights or any similar rights relating to the Merger that Stockholder may have by virtue of, or with respect to, any Subject Securities Owned by Stockholder.

SECTION	6. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder hereby represents and warrants to each of Parent and Purchaser as follows:

6.1    Authorization, etc. Stockholder has the authority and legal capacity to execute and deliver this Agreement and to perform Stockholder’s obligations hereunder. This Agreement has been duly authorized, executed and delivered by Stockholder and, assuming due authorization, execution and delivery by Parent and Purchaser, constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to the Enforceability Limitations. If Stockholder is a corporation, then Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. If Stockholder is a limited liability company or general or limited partnership, then Stockholder is a limited liability company or partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. If such Stockholder is married and any of the Subject Securities constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly and validly executed and delivered by such Stockholder’s spouse and, assuming the due authorization, execution and delivery by Parent and Purchaser, is enforceable against such Stockholder’s spouse in accordance with its terms, subject to the Enforceability Limitations.

6.2    No Conflicts or Consents.

(a)    The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which Stockholder or any of Stockholder’s Subject Securities is bound; or (ii) result in (with or without notice or lapse of time) any material breach of or material default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Encumbrance on any of the Subject Securities pursuant to, any material Contract to which Stockholder is a party or by which any of Stockholder’s Subject Securities is bound, except, in each case, for any conflict, violation, breach, default or right which would not adversely affect in any material respect the ability of Stockholder to perform its obligations hereunder.

(b)    The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not, require any filing with, nor any permit, authorization, consent or approval of, any Person, other than where the failure to make such filings or obtain such permits, authorizations, consents or approvals would not, individually or in the aggregate, prevent or delay in any material respect the ability of Stockholder to perform its obligations hereunder. No consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Stockholder in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except (i) for compliance with the applicable requirements of the Securities Act, the Exchange Act, or any other applicable foreign, federal or state securities laws and the rules and regulations promulgated under any of them or (ii) where the failure to obtain such consents or make such registrations, declarations or filings would not adversely affect in any material respect the ability of Stockholder to perform its obligations hereunder.

6.3    Title to Shares. Stockholder (a) owns, free and clear of any Encumbrance (other than (i) Encumbrances that are or may be imposed pursuant to this Agreement, (ii) Encumbrances that are or may be imposed in connection with restrictions on Transfer under the Securities Act, the Exchange Act, or any other applicable foreign, federal or state securities laws and the rules and regulations promulgated under any of them, and (iii) community property interests under applicable state law), the Subject Securities set forth opposite such Stockholder’s name on Exhibit A hereto and (b) except as set forth in Exhibit A hereto, does not hold or have any ownership interest in any other Shares (other than in connection with any interests, beneficial or otherwise, in any Company Equity Awards or Company Warrants).

6.4    Legal Proceedings. As of the date of this Agreement, there is no Action pending or, to the knowledge of Stockholder, threatened in writing against Stockholder that would reasonably be expected to impair in any material respect the ability of Stockholder to perform Stockholder’s obligations hereunder.

6.5    Voting Power. Stockholder has full voting power with respect to all such Stockholder’s Subject Securities, and full power of disposition, full power to issue instructions with respect to the matters set forth herein, full power to demand appraisal rights and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all such Stockholder’s Subject Securities. None of such Stockholder’s Subject Securities are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Securities, except as provided hereunder.

6.6    Reliance. Stockholder understands and acknowledges that Parent and Purchaser are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

6.7    Absence of Litigation. With respect to such Stockholder, as of the date hereof, there is no legal proceeding pending against, or, to the actual knowledge of such Stockholder, threatened against, such Stockholder or any of such Stockholder’s properties or assets (including any Subject Securities) that would or would reasonably be expected to prevent or materially delay or impair the consummation by such Stockholder of the transactions contemplated by this Agreement or otherwise materially impair such Stockholder’s ability to perform its obligations hereunder.

6.8    No Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, advisory or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

SECTION 7. REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

Each of Parent and Purchaser hereby, jointly and severally, represents and warrants to Stockholder as follows:

7.1    Authorization, etc. Each of Parent and Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by each of Parent and Purchaser and, assuming due authorization, execution and delivery by Stockholder, constitute legal, valid and binding obligations of Parent and Purchaser, enforceable against Parent and Purchaser in accordance with their terms, subject to the Enforceability Limitations. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. All of the issued and outstanding capital stock of Purchaser is owned directly or indirectly by Parent.

7.2    No Conflicts or Consents. The execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser and their respective Representatives will not: (a) violate any law, rule, regulation, order, decree or judgment applicable to Parent and Purchaser (or any of such Representatives) or by which Parent or Purchaser (or any of such Representatives) or any of their respective properties is or may be bound, except for any conflict or violation which would not adversely affect in any material respect the ability of Parent or Purchaser to perform its obligations hereunder or consummate the transactions contemplated hereby; or (b) require any filing with, nor any permit, authorization, consent or approval of, any Person or require any consent of, or registration, declaration or filing with, any Governmental Entity, other than (i) any applicable requirements of the Exchange Act, NASDAQ, and the DGCL, (ii) as required by Antitrust Laws, (iii) as contemplated by the Merger Agreement (including schedules thereto), and (iv) where the failure to obtain such consents or approvals or to make such filings, would not, individually or in the aggregate, prevent or materially delay the performance by Parent or Purchaser of their obligations under this Agreement.

SECTION 8. COVENANTS OF STOCKHOLDER

8.1    Stockholder Information. Stockholder hereby agrees to permit Parent and Purchaser to publish and disclose in the Offer Documents Stockholder’s identity and ownership of the Subject Securities and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement.

8.2    Further Assurances. From time to time and without additional consideration, Stockholder shall (at Parent’s sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, consents and other instruments, and shall (at Parent’s sole expense) use its reasonable best efforts to take such further actions, in each case, as Parent may reasonably request for the purpose of carrying out this Agreement.

8.3    Public Announcement. Stockholder shall not, and shall use commercially reasonable efforts to cause its Representatives not to, issue any press release or make any public statement with respect to the transactions contemplated by this Agreement without the approval of Parent (such approval not to be unreasonably withheld, conditioned or delayed), in each case, except as may be required by applicable Law (provided that reasonable notice of any such disclosure will be provided to Parent, and Stockholder will consider in good faith the reasonable comments of Parent with respect to such disclosure). Stockholder hereby (i) consents to and authorizes the publication and disclosure by Parent, Purchaser and the Company (including in the Schedule TO, the Schedule 14D-9 or any other publicly filed documents relating to the Merger, the Offer or the Transactions) of: (a) Stockholder’s identity; (b) Stockholder’s ownership of the Subject Securities; and (c) the nature of Stockholder’s commitments, arrangements and understandings under this Agreement and (ii) agrees as promptly as practicable to notify Parent, Purchaser and the Company of any required corrections with respect to any written information supplied by Stockholder specifically for use in any such disclosure document. Notwithstanding the foregoing, nothing herein shall limit or affect any actions taken by Stockholder (or any of its Representatives) in compliance with the Merger Agreement.

SECTION 9. MISCELLANEOUS

9.1    Adjustments. In the event that, between the date of this Agreement and the Effective Time, (a) the number of issued and outstanding Subject Securities or securities convertible or exchangeable into or exercisable for Subject Securities changes as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, or (b) Stockholder shall become the beneficial owner of any additional Shares, then the terms of this Agreement shall apply to the Shares held by Stockholder immediately following the effectiveness of the events described in clause (a) or Stockholder becoming the beneficial owner thereof as described in clause (b), as though, in either case, they were Subject Securities hereunder. In the event that Stockholder shall become the beneficial owner of any other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 4 hereof, then the terms of Section 4 hereof shall apply to such other securities as though they were Subject Securities hereunder.

9.2    Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

9.3    Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) two Business Days after being sent by overnight express delivery service, (c) if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission when receipt is confirmed or (d) if sent by email transmission after 6:00 p.m. recipient’s local time and receipt is confirmed, the Business Day following the date of transmission; provided that in each case the notice or other communication is sent to the physical address or email address set forth beneath the name of such party below (or to such other physical address or email address as such party shall have specified in a written notice given to the other parties):

if to Stockholder:

at the address set forth on the signature page hereof;

and if to Parent or Purchaser (or following the Effective Time, the Company):

Cott Corporation

4221 West Boy Scout Boulevard, Suite 400

Tampa, Florida 33607

Attention: Chief Legal Officer

Email: MPoe@cott.com

with a copy to (which copy shall not constitute notice):

Drinker Biddle & Reath LLP

One Logan Square, Suite 2000

Philadelphia, PA 19103

Attention: Matthew H. Meyers

Email: matthew.meyers@dbr.com

9.4    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

9.5    Entire Agreement; Amendment. This Agreement and any other documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Any provision of this Agreement may be amended only if such amendment is in writing and signed by each party to this Agreement.

9.6    Assignment; Binding Effect. No party may assign (by merger, operation of Law or otherwise) either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties; provided, that each of Parent or Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any one or more direct or indirect wholly owned Subsidiaries of Parent without the consent of Stockholder, but no such assignment shall relieve Parent or Purchaser, as applicable, of any of its obligations under this Agreement. Any purported assignment in violation of this Agreement will be void ab initio.

9.7    Independence of Obligations. Stockholder is signing this Agreement solely in Stockholder’s capacity as a stockholder of the Company and not, if applicable, in any other capacity (including Stockholder’s capacity as a director, officer or employee of the Company or any Acquired Corporation, as applicable). The covenants and obligations of Stockholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder.

9.8    Governing Law.

(a)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Subject to Section 9.8(c), in any Action arising out of or relating to this Agreement or the transactions contemplated hereby: (i) each of the parties hereto irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware and any state appellate court therefrom or, if (and only if) such the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, the Superior Court of the State of Delaware (Complex Commercial Division) and any state appellate court therefrom or, if (and only if) the Superior Court of the State of Delaware (Complex Commercial Division) declines to accept jurisdiction over a particular matter, the United States District Court sitting in New Castle County in the State of Delaware and the applicable appellate courts therefrom (it being agreed that the consents to jurisdiction and venue set forth in this Section 9.8(a) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto) and (ii) each of the parties hereto irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 9.3. The parties agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

(b)    The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, will occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Subject to the following sentence, the parties hereto acknowledge and agree that (i) the parties shall be entitled to seek an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 9.8(a) without proof of the inadequacy of monetary damages or irreparable harm, this being in addition to any other remedy to which they are entitled under this Agreement and (ii) the right of specific performance is an integral part of the transactions contemplated hereby and without that right, none of the parties hereto would have entered into this Agreement. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.8(b) shall not be required to provide any bond or other security in connection with any such order or injunction.

(c)    EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.9    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by portable document format (PDF) or other electronic transmission, including by e-mail attachment, shall be effective as delivery of a manually executed counterpart of this Agreement.

9.10    Waiver. No failure on the part of any party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of such party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall not be deemed to have waived any claim available to it arising out of this Agreement, or any power, right, privilege or remedy of it under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

9.11    Termination. This Agreement and all rights and obligations of the parties hereunder shall automatically terminate, and no party shall have any rights or obligations hereunder and thereunder, and this Agreement shall be revoked and become null and void on, and have no further effect as of, the Expiration Date (other than this Article IX). Nothing in this Section 9.11 shall relieve any party from any liability for any willful, knowing and material breach of this Agreement occurring prior to the termination of this Agreement.

9.12    Directors and Officers. Notwithstanding anything contained herein to the contrary, nothing in this Agreement shall in any way restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company or any Acquired Corporation, or in the exercise of his or her fiduciary duties in his or her capacity as a director or officer of the Company or any Acquired Corporation, or prevent or be construed to create any obligation on the part of any director officer of the Company or any Acquired Corporation from taking any action in his or her capacity as such director or officer.

9.13    Construction.

(a)    For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b)    The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)    As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)    Unless otherwise indicated or the context otherwise requires: (i) all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement; and (ii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement.

(e)    The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

9.14    No Ownership Interest. All rights, ownership and economic benefits of and relating to the Subject Securities Owned by Stockholder at a given time shall remain vested in and belong to Stockholder as of such time, and Parent shall have no authority to exercise any power or authority to direct Stockholder in the voting of any of the Subject Securities, except as otherwise specifically provided herein.

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Each of Parent, Purchaser and Stockholder has caused this Agreement to be executed as of the date first written above.

COTT CORPORATION

By

Title

FORE ACQUISITION CORPORATION

By

Title

STOCKHOLDER

Signature

Printed Name

Address:

Shares Held of Record
[ ]

EXHIBIT A

SUBJECT SECURITIES

Stockholder	Shares Owned
[ ]	[ ]

A-1

Schedule A to Exhibit 10.1

Signing Stockholders

Billy D. Prim

Susan E. Cates

Emma Battle

Richard A. Brenner

Jack C. Kilgore

Malcolm McQuilkin

Charles Norris

David L. Warnock

David Mills

David Hass